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October 27, 1987



Informix Software, Inc.
4100 Bohannon Drive
Menlo Park, CA 94025

Attn:   Mr. Roger Sippl

Gentlemen:

This letter shall serve as an additional side agreement to that certain Lease ("Lease") dated September 4, 1987 between Menlo Oaks Partners L.P. ("Landlord") and Informix Software, Inc. ("Tenant") for the Premises known as 4300 Bohannon Drive and constitutes additional covenants and agreements thereto, and to the side agreement between Landlord and Tenant dated August 31, 1987 with the covenants and agreements set forth herein to prevail in the event of any conflict between the covenants and agreements contained herein and those in the Lease and the side agreement dated August 31, 1987. The capitalized terms employed herein shall have the meanings employed in the Lease or as otherwise defined herein.

Tenant has notified Landlord of its desire to occupy one-half of the Premises "Initial Premises" at the earliest date that such Initial Premises can be made available for occupancy. Landlord and Tenant agree to work together diligently to develop a preliminary plan indicating the Improvements to be constructed in the Initial Premises by Landlord.

Tenant agrees to take occupancy of the premises described as Area III of the Building known as 4200 Bohannon Drive ("Area III Premises") (pursuant to a lease between Landlord and Tenant dated 11/7/86, the "4200 Building Lease") on the first day immediately following vacation thereof by the present tenant Allstate Insurance Company, and to commence payment of rent thereon upon such date ("Area III Occupancy Date"). Landlord and Tenant agree that the Area III Premises shall be deemed to be delivered to Tenant upon the Area III Occupancy Date for purposes of determining Liquidated Damages described in Paragraph 1.B. of Special Provisions Rider To Lease of the 4200 Building Lease. The Liquidated Damages payable by Landlord to Tenant due on the Area III Occupancy Date shall therefore be $500 for each business day, payable monthly from December 2, 1987 to the business day immediately preceeding the Area III Occupancy Date, Upon completion of the Initial Premises, Tenant agrees to vacate the Area III Premises in order to allow Landlord to construct Tenant's improvements to the Area III Premises pursuant to plans

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prepared by MMAP, Inc. described as Informix Software, Inc., Job.  No. 7051.00 pages A-0, A1.1, A1.2, A1.3, A1.4 and A.4 and dated 9-23-87 which improvements Landlord agrees shall be constructed without cost to Tenant.

In consideration of the foregoing, Landlord agrees to pay Tenant in cash the sum of $20,326.32 not later than the 15th day after the Area III Occupancy Date, an additional $20,326.32 not later than the 45th day after the Area III Occupancy Date, and Landlord agrees to reimburse Tenant within five (5) business days for the pro rata share of Additional Rent (as defined in the 4200 Building Lease) attributable to the Area III Premises from the date Tenant vacates the Area III Premises to permit Landlord to construct Tenant's improvements as provided in the third paragraph of this letter until Tenant reoccupies the Area III Premises, but in no event for a period of greater than 60 days.

Landlord further agrees that in the event Landlord is unable to deliver the Initial Premises to Tenant by March 31, 1987, Landlord shall pay Tenant the sum of One Thousand Dollars ($1,000.00) for each business day for which Landlord is delinquent in delivering the Initial Premises to Tenant; provided, however, Landlord shall not pay such amount for the period of any delay caused by Tenant.

WITH REFERENCE TO THE SUM OF ONE THOUSAND AND N0/100 DOLLARS ($1000.00) PER DAY, LANDLORD AND TENANT AGREE THAT THE ACTUAL DAMAGES AND COSTS SUSTAINED BY TENANT DUE TO THE DELAY IN THE DELIVERY OF THE INITIAL PREMISES TO TENANT WOULD BE EXTREMELY DIFFICULT TO MEASURE AND THAT THE AMOUNT SPECIFIED ABOVE REPRESENTS A REASONABLE ESTIMATE BY LANDLORD AND TENANT OF A FAIR AVERAGE COMPENSATION FOR SUCH DAMAGES AND COSTS. EXCEPT FOR THE TERMINATION RIGHTS SET FORTH IN ARTICLE
2.3 OF THE LEASE, AS MODIFIED BY THIS SIDE AGREEMENT, THE AMOUNT STATED ABOVE SHALL BE TENANT'S SOLE REMEDY IN THE EVENT OF THE ABOVE-DESCRIBED DELAY IN DELIVERY OF THE INITIAL PREMISES SPACE TO TENANT, AND TENANT WAIVES ANY OTHER RIGHT TENANT MAY HAVE AGAINST LANDLORD INCLUDING THE RIGHT TO SPECIFIC PERFORMANCE. LANDLORD AND TENANT ELECT THE LIQUIDATED DAMAGES CLAUSE BY INITIALING THIS SECTION AS FOLLOWS:

                                        LANDLORD:/s/ Authorized Signature
                                        TENANT:  /s/ Authorized Signature

Landlord shall not be in breach of the Lease or any term or covenant thereof if Landlord is unable to deliver the Initial Premises to Tenant within the timeframe provided for herein, it being understood and acknowledged by Tenant that the liquidated damages described herein shall be Tenant's sole remedy for Landlord's failure to deliver the Initial Premises to Tenant.

Tenant agrees to provide Landlord with Tenant's Floor Plans for the Initial Premises pursuant to Article 2.1(a) of the Lease on or before November 16, 1987, and delivery of said plans on a date

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later than November 16, 1987, shall constitute a delay caused by Tenant.
Landlord's obligation for the payments and reimbursements provided for in the fourth, fifth and sixth paraqraphs of this agreement is conditioned upon the faithful performance of Tenant's agreements contained in this letter and the side agreement dated August 31, 1987 and Tenant not being in default of any provision of the Lease, the 4200 Building Lease or Tenant's Lease on the building known as 4100 Bohannon Drive at the time such payments are due.

Landlord and Tenant agree that should the Initial Premises be made Ready for Occupancy on or before the date three months following the Scheduled Term Commencement Date and thereafter Landlord fails to complete construction of the balance of the improvements to the Premises ("Remaining Premises") as provided for in the Lease, the Rights of both parties to terminate the Lease pursuant to
Article 2.3 of the Lease shall be effective only as to the Remaining Premises. In the event of such termination with respect to the Remaining Premises, ("Partial Termination") Landlord and Tenant agree that Landlord shall make such modifications to the Initial Premises as Landlord may reasonably determine are necessary for the subsequent marketing and occupancy of the Remaining Premises, and Landlord shall in its reasonable judgement designate such areas of the Building including portions of the Initial Premises as Building Common Area for the enjoyment of all Building Tenants. Landlord shall redesignate the area of the Initial Premises reflecting a reasonable allocation of the Building Common Area, The cost of any Building Common Area Improvements shall be reasonably determined by Landlord and allocated on a ratable per square foot basis, The Actual Cost of Tenant's Initial Premises shall be reasonably redetermined by Landlord pursuant to Article 4.2 of the Wage and Landlord shall prepare a revised Actual Cost statement. In the event the Actual Cost of Tenant's Initial Premises exceeds the sum ("Revised Allowance") which is the product of the number of square feet in the Area of the initial Premises (as redesignated by Landlord) multiplied by thirty one dollars ($31.00) Tenant shall reimburse Landlord for such difference in cash upon Landlord's notice thereof to Tenant pursuant to Article 4.2 of the Lease. In the event the Actual Cost of Tenant's Initial Premises is less than the Revised Allowance, Landlord shall reimburse Tenant in cash for such difference immediately upon Landlord's determination thereof.

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In the event of such Partial Termination, Landlord and Tenant agree to execute an amendment to the Lease reflecting a revised description of the Premises, a ratable reduction in the allocation of parking spaces to the Premises and such other provisions as may be appropriate to conform to the intent of this letters.

Very truly yours,

MENLO OAKS PARTNERS L.P.

By:  A.M. Limited Partners,
     Its General Partner

     By:  Amarok Menlo Inc.
     Its General Partner


     By:/s/ Authorized Signature
        Its:   President
Agreed and accepted by:

INFORMIX SOFTWARE INC.

By: /s/ Authorized Signature
   Its:    President
    Date:  10-28-97